Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222093) and Form S-8 (Nos. 333-180996, 333-186370, 333-194313, 333-202346, 333-209745 and 333-223577) of Merrimack Pharmaceuticals, Inc. of our report dated March 6, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2019